   Exhibit 99.3

(in millions)	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended
	January 27, 2007	March 3, 2007	March 31, 2007	April 28, 2007	June 2, 2007	June 30, 2007	July 28, 2007	September 1, 2007	September 29, 2007	October 27, 2007	December 1, 2007	December 29, 2007	January 26, 2008	March 1, 2008	March 29, 2008	April 26, 2008	May 31, 2008	June 28, 2008	July 26, 2008	August 31, 2008	September 27, 2008	October 25, 2008	November 29, 2008	December 27, 2008
Gross Receivables Balance	$766.1	$713.2	$771.2	$770.4	$819.4	$861.5	$789.4	$756.0	$782.0	$796.9	$851.8	$902.5	$864.0	$874.3	$913.5	$962.1	$1,107.0	$1,085.8	$1,119.5	$992.5	$1,017.6	$1,046.1	$1,120.2	$1,107.9

Less:
Ineligible receivables (a)	(32.7)	(26.0)	(29.4)	(25.9)	(28.1)	(28.3)	(26.2)	(22.3)	(26.7)	(28.4)	(24.3)	(27.1)	(31.0)	(28.8)	(30.3)	(33.5)	(34.1)	(40.1)	(47.2)	(46.2)	(49.5)	(48.4)	(43.3)	(43.2)
Eligible Receivables Balance	$733.4	$687.2	$741.8	$744.5	$791.3	$833.2	$763.2	$733.7	$755.2	$768.6	$827.5	$875.4	$833.0	$845.5	$883.2	$928.5	$1,072.9	$1,045.6	$1,072.3	$946.3	$968.1	$997.7	$1,076.9	$1,064.7

Less:
Excess Concentrations	(4.7)	(4.7)	0.0	0.0	(2.1)	(10.4)	(25.2)	(7.0)	(5.4)	(1.9)	(9.8)	(12.4)	(34.7)	(7.3)	(13.8)	(11.6)	(22.5)	(24.4)	(33.1)	(9.2)	(6.8)	(35.0)	(25.8)	(42.0)
Other borrowing base exclusions (b)	(175.8)	(137.1)	(190.2)	(194.7)	(215.3)	(228.7)	(343.6)	(261.7)	(212.6)	(180.9)	(196.2)	(223.0)	(210.9)	(176.7)	(178.8)	(170.0)	(194.4)	(171.3)	(220.4)	(113.9)	(129.8)	(156.6)	(176.8)	(173.4)
Receivable eligible for advancement	$552.9	$545.3	$551.7	$549.8	$574.0	$594.1	$394.4	$465.0	$537.2	$585.8	$621.5	$640.0	$587.5	$661.5	$690.6	$746.9	$856.0	$849.9	$818.7	$823.2	$831.5	$806.2	$874.3	$849.2
Advance Rate	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%
Borrowing Base	$470.0	$463.5	$468.9	$467.3	$487.9	$505.0	$335.2	$395.2	$456.6	$497.9	$528.3	$544.0	$499.4	$562.3	$587.0	$634.9	$727.6	$722.4	$695.9	$699.7	$706.8	$685.2	$743.2	$721.8
Effective Advance Rate %	61%	65%	61%	61%	60%	59%	42%	52%	58%	62%	62%	60%	58%	64%	64%	66%	66%	67%	62%	71%	69%	66%	66%	65%
3 Month Default Ratio	2.79%	2.58%	2.40%	2.22%	2.18%	2.10%	2.03%	1.86%	1.77%	1.70%	1.65%	1.63%	1.64%	1.67%	1.66%	1.66%	1.62%	1.65%	1.71%	1.96%	2.23%	2.34%	2.26%	1.97%

3 Month Dilution Ratio	1.68%	1.89%	1.95%	1.91%	1.67%	1.68%	1.74%	1.96%	1.97%	1.95%	1.97%	1.94%	1.93%	1.91%	2.01%	2.06%	2.07%	2.05%	2.02%	1.91%	1.85%	1.89%	1.96%	2.10%
Receivable Turnover Days	24	18	25	24	21	26	14	13	21	22	20	25	20	18	22	23	20	21	21	16	22	21	19	20

The table above shows what our eligible receivables would have been under the Second Lien Facility had such facility been in place over the past 24 months. Available receivables have increased over that time period due to the impact of the Brooks Eckerd acquisition and the integration of these receivables into the Rite Aid receivables adjudication system.

(a) - Ineligible receivables are receivables that do not qualify for inclusion in the borrowing base caclulations. These include receivables from certain governmental agencies and receivables more than 120 days past due.

(b) - Represents reductions to the borrowing base for cash received but not applied to a payor and other items

The following tables show historical receivable quality statistics for receivables in the securitization program.

($ in millions)			Receivables Aging
Month	Annualized Turnover	Dilution %	0 - 30 Days	31 -60 Days	61 - 90 Days	> 90 Days	Total
Dec-08	20	2.0%	$946.9	$113.0	$17.8	$30.2	$1,107.9
Nov-08	19	2.0%	$957.8	$109.9	$22.5	$30.1	$1,120.2
Oct-08	21	1.9%	$901.1	$93.0	$21.3	$30.6	$1,046.1
Sep-08	22	1.9%	$888.4	$77.1	$19.9	$32.1	$1,017.6
Aug-08	16	1.9%	$865.3	$74.3	$21.5	$31.5	$992.5
Jul-08	21	2.0%	$950.0	$110.5	$22.3	$36.7	$1,119.5
Jun-08	21	2.1%	$948.8	$90.1	$21.3	$25.6	$1,085.8
May-08	20	2.1%	$956.6	$111.8	$17.0	$21.6	$1,107.0
Apr-08	23	2.1%	831.8	91.3	15.6	23.3	962.1
Mar-08	22	2.0%	796.9	84.1	11.2	21.4	913.5
Feb-08	18	1.9%	767.9	76.9	11.9	17.5	874.3
Jan-08	20	1.9%	746.0	81.9	16.4	19.7	864.0
Dec-07	25	1.9%	759.9	107.7	16.2	18.8	902.5
Nov-07	20	2.0%	720.7	94.0	17.5	19.6	851.8
Oct-07	22	2.0%	647.5	114.5	16.4	18.6	796.9
Sep-07	21	2.0%	661.3	94.1	10.3	16.3	782.0
Aug-07	13	2.0%	604.3	112.5	23.4	15.8	756.0
Jul-07	14	1.7%	610.2	145.5	11.5	22.2	789.4
Jun-07	26	1.7%	$652.2	$175.3	$14.2	$19.8	$861.5

Note: Turnover and dilution based on securitization seller reports

The following table shows a proforma obligor concentration calculation for the Period ended
December 27, 2008

($ in millions)	Ratings		Net Outstanding	Concentration	Approved	Excess
Obligor Name	S&P	Moody's	Adjusted Balance	Limit %	Limit	Concentrations
Obligor A	BBB	Baa3	$200.6	20.0%	$178.2	$(22.4)
Obligor B	BBB	Baa3	187.2	20.0%	178.2	(8.9)
Obligor C	BBB	Ba1	98.9	20.0%	178.2	0.0
Obligor D	A-	A3	34.4	20.0%	178.2	0.0
Obligor E	BBB	Ba1	32.9	20.0%	178.2	0.0
Obligor F	AA	A2	16.3	20.0%	178.2	0.0
Obligor G	BB	Baa3	51.1	10.0%	89.1	0.0
Obligor H	BBB+	Baa1	34.2	10.0%	89.1	0.0
Obligor I			55.3	5.0%	44.6	(10.7)
Obligor J			24.2	5.0%	44.6	0.0
Obligor K			19.5	5.0%	44.6	0.0
Obligor L			15.8	5.0%	44.6	0.0
Obligor M			13.7	5.0%	44.6	0.0
Obligor N			12.8	5.0%	44.6	0.0
Obligor O			9.6	5.0%	44.6	0.0
Total			$806.5			$(42.0)